Exhibit 99.1

Vistra Reports First Quarter 2025 Results

Earnings Release Highlights

•	GAAP first quarter 2025 Net Loss of $(268) million and Cash Flow from Operations of $599 million.

•	Net Loss from Ongoing Operations[1] of $(200) million and Ongoing Operations Adjusted EBITDA[1] of $1,240 million.

•	Reaffirmed 2025 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $5.5 billion to $6.1 billion and $3.0 billion to $3.6 billion, respectively.

•	Continued line of sight for 2026 Ongoing Operations Adjusted EBITDA[1] midpoint opportunity[2] of more than $6 billion.

IRVING, Texas, May 7, 2025 — Vistra Corp. (NYSE: VST) today reported its first quarter 2025 financial results and other highlights.

“The Vistra team kicked off 2025 with another strong quarter of business performance. We reliably produced electricity during multiple winter storms across the country, delivering the energy our customers needed,” said Jim Burke, president and chief executive officer of Vistra. “Our plants achieved commercial availability of approximately 95% while our retail business grew in both volume and customer count year-over-year. These results, which continue to be supported by our comprehensive hedging program, are evidence of the resiliency of our business, even with the volatility in today’s markets. With the strong first quarter results, we are reaffirming our 2025 guidance range and have continued confidence in the long-term earnings power of our company.”

Burke concluded, “Through our integrated business model, Vistra remains well-positioned to create sustained, long-term value. Importantly, as the markets continue to evolve, our purpose does not change. Our team is focused on ‘lighting up lives, powering a better way forward’ by generating reliable and affordable electricity, delivering innovative solutions to the customers and the communities we serve, while providing strong financial performance to our shareholders. We are excited to be part of the solution in meeting the coming power demand growth and look forward to executing on the exciting opportunities ahead.”

Vistra – Press Release

May 7, 2025, Page 2

Summary of Financial Results for the Three Months Ended March 31, 2025 and 2024

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,
	2025	2024
Net income (loss)	$(268)	$18
Ongoing operations net income (loss)	$(200)	$43
Ongoing operations Adjusted EBITDA	$1,240	$810

Adjusted EBITDA by Segment
Retail	$184	$(28)
Texas	$490	$429
East	$514	$367
West	$62	$56
Corporate and Other	$(10)	$(14)
Asset Closure	$(24)	$(20)

For the quarter ended March 31, 2025, Vistra reported Net Loss of $(268) million, Net Loss from Ongoing Operations1 of $(200) million, and Ongoing Operations Adjusted EBITDA1 of $1,240 million. Net Loss for the first quarter 2025 increased by $286 million compared to the first quarter 2024, driven primarily by unrealized mark-to-market losses on derivative positions as energy prices increased in the forward periods, partially offset by two additional months of Energy Harbor’s results. Ongoing Operations Adjusted EBITDA1 for the first quarter 2025 increased by $430 million compared to the first quarter 2024, driven primarily by strong retail performance, higher wholesale prices, and the inclusion of two additional months of Energy Harbor’s results.

Guidance

($ in millions)	Reaffirmed 2025 Guidance Ranges
Ongoing Operations Adjusted EBITDA	$5,500 - $6,100
Ongoing Operations Adjusted FCFbG	$3,000 - $3,600

As of May 2, 2025, Vistra had hedged approximately 100% of its expected generation volumes for 2025 and approximately 90% for 2026. The company’s comprehensive hedging program supports the reaffirmed 2025 guidance ranges and previously announced Ongoing Operations Adjusted EBITDA1 midpoint opportunity2 of more than $6,000 million for 2026.

Vistra – Press Release

May 7, 2025, Page 3

Share Repurchase Program

As of May 2, 2025:

•	Vistra executed ~$5.2 billion in share repurchases since November 2021.

•	Vistra had ~339.3 million shares outstanding, representing a ~30% reduction of the amount of the shares outstanding on Nov. 2, 2021.

•	~$1.5 billion dollars of the share repurchase authorization remains available, which we expect to complete by year-end 2026.

Clean Energy Investments

Vistra continues to strategically and cost-effectively grow its fleet of zero-carbon resources, focusing on solar, energy storage, and nuclear. During the first quarter, the company advanced these efforts by:

•	Mobilizing for construction on our third Illinois Coal to Solar & Energy Storage Initiative project at our Newton Power Plant; the solar-plus-storage facility will total 52 MW.

•

Progressing with construction in support of two power purchase agreements at new solar facilities, together totaling over 600 MW, with two of the world’s leading technology companies - 200 MW with Amazon in Texas and 405 MW with Microsoft in Illinois.

Liquidity

As of March 31, 2025, Vistra had total available liquidity of approximately $3,903 million, including cash and cash equivalents of $561 million, $2,217 million of availability under its corporate revolving credit facility, and $1,125 million of availability under its commodity-linked revolving credit facility. Available capacity under the commodity-linked revolving credit facility reflects the borrowing base of $1,125 million and excludes $625 million of commitments under the facility that were not available to be drawn as of March 31, 2025.

Vistra – Press Release

May 7, 2025, Page 4

Earnings Webcast

Vistra will host a webcast today, May 7, 2025, beginning at 10 a.m. ET (9 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company that provides essential resources to customers, businesses, and communities from California to Maine. Based in Irving, Texas, Vistra is a leader in transforming the energy landscape with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient, power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business. Learn more at https://www.vistracorp.com.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Eric Micek

214-812-0046

Investor@vistracorp.com

[1]

Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

[2]

Midpoint opportunities are not intended to be guidance and represent only our estimate of potential opportunities for Ongoing Operations Adjusted EBITDA in 2026 based on market curves as of November 4, 2024. Actual results could vary and are subject to a number of risks, uncertainties and factors, including power price market movements and our hedging strategy. We have not provided a quantitative reconciliation of Ongoing Operations Adjusted EBITDA opportunities for 2026 to GAAP net income (loss) because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from Ongoing Operations Adjusted EBITDA in such out year periods.

Vistra – Press Release

May 7, 2025, Page 5

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and believes it is a useful metric to assess current performance in the period and that analysis of capital available to allocate for debt service, growth, and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and performance, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income (Loss) in order to illustrate the company’s Net Income (Loss) excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections including financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations, including potential large load center opportunities (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2024 and subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

May 7, 2025, Page 6

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,
	2025	2024
Operating revenues	$3,933	$3,054
Fuel, purchased power costs, and delivery fees	(2,447)	(1,716)
Operating costs	(693)	(498)
Depreciation and amortization	(522)	(403)
Selling, general, and administrative expenses	(391)	(351)

Operating income (loss)	(120)	86
Other income (deductions), net	(5)	87
Interest expense and related charges	(319)	(170)
Impacts of Tax Receivable Agreement	—	(5)

Net income (loss) before income taxes	(444)	(2)
Income tax benefit	176	20

Net income (loss)	$(268)	$18
Net income attributable to noncontrolling interest	—	(53)

Net loss attributable to Vistra	$(268)	$(35)
Cumulative dividends attributable to preferred stock	(49)	(49)

Net loss attributable to Vistra common stock	$(317)	$(84)

Vistra – Press Release

May 7, 2025, Page 7

VISTRA CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,
	2025	2024
Cash flows — operating activities:
Net income (loss)	$(268)	$18
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	772	555
Deferred income tax benefit, net	(185)	(23)
Unrealized net loss from mark-to-market valuations of commodities	567	176
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	48	(47)
Unrealized net (gain) loss from nuclear decommissioning trusts	15	(28)
Asset retirement obligation accretion expense	34	19
Bad debt expense	44	36
Stock-based compensation expense	21	21
Other, net	57	(28)
Changes in operating assets and liabilities:
Margin deposits, net	(217)	128
Accrued interest	51	(3)
Accrued taxes	(109)	(111)
Accrued employee incentive	(177)	(169)
Other operating assets and liabilities	(54)	(232)

Cash provided by operating activities	599	312

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(768)	(465)
Energy Harbor acquisition (net of cash acquired)	—	(3,070)
Proceeds from sales of nuclear decommissioning trust fund securities	2,107	214
Investments in nuclear decommissioning trust fund securities	(2,112)	(220)
Proceeds from sales of environmental allowances	21	17
Purchases of environmental allowances	(307)	(131)
Proceeds from sale of property, plant and equipment, including nuclear fuel	—	127
Other, net	(2)	—

Cash used in investing activities	(1,061)	(3,528)

Cash flows — financing activities:
Issuances of long-term debt	—	700
Repayments/repurchases of debt	(6)	(756)
Net borrowings (repayments) under accounts receivable financing	332	875
Borrowings under Commodity-Linked Facility	—	500
Stock repurchases	(337)	(291)
Dividends paid to common stockholders	(83)	(77)
Dividends paid to preferred stockholders	(21)	—
Tax withholding on stock based compensation	(50)	(12)
TRA Repurchase and tender offer — return of capital	—	(122)
Other, net	1	(24)

Cash (used in) provided by financing activities	(164)	793

Net change in cash, cash equivalents and restricted cash	(626)	(2,423)
Cash, cash equivalents and restricted cash — beginning balance	1,222	3,539

Cash, cash equivalents and restricted cash — ending balance	$596	$1,116

Vistra – Press Release

May 7, 2025, Page 8

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$1,132	$(720)	$(490)	$77	$(199)	$(200)	$(68)	$(268)
Income tax benefit	—	—	—	—	(176)	(176)	—	(176)
Interest expense and related charges (a)	18	(14)	(12)	(1)	327	318	1	319
Depreciation and amortization (b)	23	181	396	15	19	634	(1)	633

EBITDA before Adjustments	1,173	(553)	(106)	91	(29)	576	(68)	508
Unrealized net (gain) loss resulting from hedging transactions	(997)	1,030	567	(32)	—	568	(1)	567
Purchase accounting impacts	—	—	14	—	—	14	—	14
Non-cash compensation expenses	—	—	—	—	21	21	—	21
Transition and merger expenses	—	—	1	—	17	18	—	18
Decommissioning-related activities (c)	—	5	35	—	—	40	46	86
Other, net	8	8	3	3	(19)	3	(1)	2

Adjusted EBITDA	$184	$490	$514	$62	$(10)	$1,240	$(24)	$1,216

(a)	Includes $48 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $31 million and $80 million, respectively, in the Texas and East segments.
(c)	Represents net of all NDT income (loss) of the PJM nuclear facilities and all ARO and environmental remediation expenses.

Vistra – Press Release

May 7, 2025, Page 9

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$561	$(336)	$(173)	$168	$(177)	$43	$(25)	$18
Income tax benefit	—	—	—	—	(20)	(20)	—	(20)
Interest expense and related charges (a)	6	(10)	1	—	172	169	1	170
Depreciation and amortization (b)	23	160	233	14	16	446	7	453

EBITDA before Adjustments	590	(186)	61	182	(9)	638	(17)	621
Unrealized net (gain) loss resulting from hedging transactions	(623)	604	328	(129)	—	180	(4)	176
Purchase accounting impacts	(2)	—	(2)	—	(14)	(18)	—	(18)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	(5)	(5)	—	(5)
Non-cash compensation expenses	—	—	—	—	21	21	—	21
Transition and merger expenses	1	—	4	—	28	33	—	33
Decommissioning-related activities (d)	—	6	(25)	—	—	(19)	—	(19)
ERP system implementation	—	—	—	—	6	6	—	6
Other, net	6	5	1	3	(41)	(26)	1	(25)

Adjusted EBITDA	$(28)	$429	$367	$56	$(14)	$810	$(20)	$790

(a)	Includes $47 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $26 million and $23 million, respectively, in the Texas and East segments.
(c)	Includes $10 million gain recognized on the repurchase of TRA Rights.
(d)	Represents net of all NDT income (loss), ARO accretion expense for operating assets, and ARO remeasurement impacts for operating assets.

Vistra – Press Release

May 7, 2025, Page 10

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2025 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net Income (loss)	$2,310	$2,780	$(90)	$(90)	$2,220	$2,690
Income tax expense	620	750	—	—	620	750
Interest expense and related charges (a)	1,070	1,070	—	—	1,070	1,070
Depreciation and amortization (b)	2,180	2,180	—	—	2,180	2,180

EBITDA before Adjustments	$6,180	$6,780	$(90)	$(90)	$6,090	$6,690
Unrealized net (gain) loss resulting from hedging transactions	(872)	(872)	(2)	(2)	(874)	(874)
Fresh start/purchase accounting impacts	(5)	(5)	—	—	(5)	(5)
Non-cash compensation expenses	135	135	—	—	135	135
Transition and merger expenses	35	35	—	—	35	35
Decommissioning activities (c)	48	48	—	—	48	48
ERP system implementation expenses	11	11	—	—	11	11
Interest income	(45)	(45)	—	—	(45)	(45)
Other, net	13	13	2	2	15	15

Adjusted EBITDA guidance	$5,500	$6,100	$(90)	$(90)	$5,410	$6,010
Interest paid, net	(1,098)	(1,098)	—	—	(1,098)	(1,098)
Tax (paid) / received	(111)	(111)	—	—	(111)	(111)
Change in working capital, margin deposits, and accrued environmental allowance obligations	595	595	—	—	595	595
Reclamation and remediation	(53)	(53)	(90)	(90)	(143)	(143)
ERP system implementation expenditures	(39)	(39)	—	—	(39)	(39)
Other changes in other operating assets and liabilities	(164)	(164)	(10)	(10)	(174)	(174)

Cash provided by operating activities	$4,630	$5,230	$(190)	$(190)	$4,440	$5,040
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(1,221)	(1,221)	—	—	(1,221)	(1,221)
Other net investing activities	(20)	(20)	—	—	(20)	(20)
Change in working capital, margin deposits, and accrued environmental allowance obligations	(595)	(595)	—	—	(595)	(595)
Transition and merger expenditures	56	56	—	—	56	56
Interest on noncontrolling interest repurchase obligation	111	111	—	—	111	111
ERP implementation expenditures	39	39	—	—	39	39
Adjusted free cash flow before growth guidance	$3,000	$3,600	$(190)	$(190)	$2,810	$3,410

Regulation G Table for 2025 Guidance prepared as of Nov. 7, 2024, based on market curves as of Nov. 4, 2024.

(a)	Includes $111 million interest on redeemable noncontrolling interest repurchase obligation.
(b)	Includes nuclear fuel amortization of $412 million.
(c)	Represents net of all NDT (income) loss of the PJM nuclear facilities, ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.